                                                         File No.
33-01734

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549


                      POST-EFFECTIVE AMENDMENT NO. 3
                                    to
                                 FORM S-3


                          REGISTRATION STATEMENT
                                   under
                        THE SECURITIES ACT OF 1933


                   AMERICAN ELECTRIC POWER COMPANY, INC.
            (Exact name of issuer as specified in its charter)

           New York                                13-4922640

   (State or jurisdiction of                    (I.R.S. Employer
incorporation or organization)                 Identification No.)

                 1 Riverside Plaza, Columbus, Ohio  43215
                 (Address of principal executive offices)

      Issuer's telephone number, including area code:  (614)
223-1000

                      G. P. Maloney, Vice President
                   AMERICAN ELECTRIC POWER COMPANY, INC.
                 1 Riverside Plaza, Columbus, Ohio  43215

                  (Name and address of agent for service)

                  Telephone number, including area code,
                   of agent for service:  (614) 223-2860

      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


         Pursuant to Rule 429, the Prospectus included herein also
                   relates to Registration No. 2-91636.
PROSPECTUS
-----------------------------------------------------------------
AMERICAN ELECTRIC POWER COMPANY, INC.
DIVIDEND REINVESTMENT AND DIRECT STOCK PURCHASE PLAN

      American Electric Power Company, Inc. (the Company) offers participation in the Dividend Reinvestment and Direct Stock Purchase Plan (the Plan), effective July 1, 1997, which provides investors with a convenient and economical way to purchase shares of the Company's Common Stock, par value $6.50 per share (AEP Common Stock), and to reinvest cash dividends.

      Investors who are not already shareholders may become
Participants in the Plan by making an initial cash investment of at least $250, or by authorizing a minimum of ten (10) automatic monthly withdrawals of at least $25.

      Participants in the Plan may:

      -- Automatically reinvest cash dividends on all or less than all shares registered in their names and continue to receive cash dividends on the remaining shares.

      -- Receive cash dividends on all shares, including those held in the Plan.

      -- Invest by making voluntary cash payments at any time for as little as $25 up to a total of $150,000 per calendar year, whether or not any dividends are being reinvested. Voluntary cash payments will be invested as often as practicable, but at least weekly.

      -- Make automatic monthly investments by electronic funds transfer from their bank accounts.

      -- Establish an Individual Retirement Account (IRA) which invests in AEP Common Stock through the Plan.

      -- Deposit shares for safekeeping with First Chicago Trust Company of New York (the Agent).

      --   Transfer shares or make gifts of AEP Common Stock.

      The Plan amends and restates in its entirety the Company's
Dividend Reinvestment and Stock Purchase Plan (DRP).

      Shares of AEP Common Stock will be purchased under the Plan, at the option of the Company, from newly issued shares or on the open market.
                                ----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-----------------------------------------------------------------
       The date of this Prospectus is June ___, 1997

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE DESCRIBED ON THE COVER PAGE OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY WITHIN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION WITHIN SUCH JURISDICTION.

THE COMPANY IS SUBJECT TO THE INFORMATIONAL REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934 (THE 1934 ACT) AND IN ACCORDANCE THEREWITH FILES REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION (THE SEC). SUCH REPORTS AND OTHER INFORMATION MAY BE INSPECTED AND COPIED AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT 450 FIFTH STREET, N.W., WASHINGTON, D.C., 20549; CITICORP CENTER, 500 WEST MADISON STREET, SUITE 1400, CHICAGO, ILLINOIS, 60661; AND 7 WORLD TRADE CENTER, 13TH FLOOR, NEW YORK, NEW YORK, 10048. COPIES OF SUCH MATERIAL MAY BE OBTAINED FROM THE PUBLIC REFERENCE SECTION OF THE SEC, 450 FIFTH STREET, N.W., WASHINGTON, D.C. 20549 AT PRESCRIBED RATES. THE SEC MAINTAINS A WEB SITE AT HTTP://WWW.SEC.GOV CONTAINING REPORTS, PROXY AND INFORMATION STATEMENTS AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE SEC, INCLUDING THE COMPANY. AEP COMMON STOCK IS LISTED ON THE NEW YORK STOCK EXCHANGE, INC., WHERE REPORTS, INFORMATION STATEMENTS AND OTHER INFORMATION CONCERNING THE COMPANY MAY ALSO BE INSPECTED.

                           --------------------

                    DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed by the Company with the SEC are incorporated in this Prospectus by reference:

      -- The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

      -- The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

      --   The Company's Current Reports on Form 8-K dated
           February 24, 1997 and April 1, 1997 and on Form 8-K/A dated April 1, 1997.

      -- The description of AEP Common Stock contained in its Registration Statement on Form 8-A, filed under Section 12 of the 1934 Act, as amended by Amendment No. 1 on Form 8, dated November 17, 1988, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

      THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE WHICH HAVE BEEN INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. WRITTEN REQUESTS FOR COPIES OF SUCH DOCUMENTS SHOULD BE ADDRESSED TO MR. G. C. DEAN, AMERICAN ELECTRIC POWER SERVICE CORPORATION, 1 RIVERSIDE PLAZA, COLUMBUS, OHIO 43215 (TELEPHONE NUMBER (614) 223-1000). THE INFORMATION RELATING TO THE COMPANY CONTAINED IN THIS PROSPECTUS DOES NOT PURPORT TO BE COMPREHENSIVE AND SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE DOCUMENTS INCORPORATED BY REFERENCE.


THE COMPANY

The Company was incorporated under the laws of the State of New
York in 1906 and reorganized in 1925. Its principal executive office is located at 1 Riverside Plaza, Columbus, Ohio 43215 and its telephone number at that address is (614) 223-1000.

The Company is a public utility holding company which owns, directly or indirectly, all of the outstanding common stock of its operating electric utility subsidiaries. Substantially all of the Company's operating revenues are derived from the furnishing of electric service.


DESCRIPTION OF THE PLAN

The following is the Plan for investors, shareholders of the Company and employees of American Electric Power System companies, effective July 1, 1997.

Purpose

The purpose of the Plan is to provide Participants with a convenient and economical way to purchase shares of AEP Common Stock and to reinvest all or a portion of their cash dividends in additional shares of AEP Common Stock. To the extent such shares of AEP Common Stock are purchased from the Company, the Company will receive additional funds needed for the repayment of debt, for additional equity investments in the Company's subsidiaries and for other corporate purposes.

Advantages To Participants

      -- Investors who are not shareholders may enroll in the Plan by making an initial cash investment of at least $250, or by authorizing a minimum of 10 automatic withdrawals of at least $25 plus, in either case, an initial investment fee of $10.00.

      -- Participants may reinvest all or a portion of their cash dividends in AEP Common Stock.

      -- Participants may receive cash dividends electronically or by check on all or any shares of AEP Common Stock, including those held in the Plan.

      -- Participants may purchase additional shares of AEP Common Stock as often as weekly by making voluntary cash payments up to a maximum of $150,000 per calendar year. Voluntary investments may be made by check, money order, or automated deduction from a predesignated checking, savings or money market account.

      --   Employees may make initial purchases of AEP Common
           Stock without an initial investment fee. The minimum purchase for employees is $5.00.

      -- Participants pay no brokerage fees or expenses in connection with purchases of AEP Common Stock under the Plan.

      --   Participants may establish an IRA which invests in AEP
           Common Stock through the Plan.

      -- Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to the Participant's account.

      --   The Plan offers a share "safekeeping" service whereby
           Participants may deposit their AEP Common Stock certificates with the Agent and have their ownership of such AEP Common Stock maintained on the Agent's records as part of their Plan account.

      -- Participants may make transfers or gifts of AEP Common Stock at any time and at no charge to the Participant. When Participants transfer or give shares to another person, an account will be opened for the recipient and the recipient will enjoy full plan benefits.

      -- Quarterly statements are mailed to each Participant who reinvests dividends listing year-to-date transactions in the Participant's account. Transaction advices are mailed after voluntary cash payments unless included in a quarterly statement. Annual statements are mailed to all Plan Participants who had activity in the account during that year.

Administration

First Chicago Trust Company of New York, as Agent, administers the Plan for Participants, keeps records, sends statements of account to Participants and performs other duties relating to the Plan. The Agent purchases shares of AEP Common Stock, either on the open market or directly from the Company, as agent for Participants in the Plan and credits the shares to the accounts of the individual Participants. Shares held for the accounts of Participants are registered in the name of the Agent's nominee.

Eligibility

Any person or legal entity, residing in the United States, whether or not an AEP Common Stock shareholder of record, is eligible to participate in the Plan. Citizens or residents of a country other than the United States, its territories and possessions, are eligible to participate if such participation would not violate laws applicable to the Company or the Participant.

Beneficial owners of AEP Common Stock are owners whose shares are registered in names other than their own (for instance, in the name of a broker or bank nominee). In order to participate in the Plan, such beneficial owners must become shareholders of record by having shares transferred into their own names. Beneficial owners may direct their broker/dealers to register all or any number of whole shares through the Direct Registration System by conducting a "WT" (withdraw by transfer) "S" (statement transaction) for the number of shares to be transferred. Please contact the Agent for more specific information.

Enrollment Procedures

Shareholders of Record:

Shareholders of record who are currently Participants in the Company's DRP will be automatically enrolled in the Plan unless such shareholder instructs the Plan Administrator in writing to close the account or to alter the conditions of participation. Other shareholders of record may become Participants in the Plan by sending a completed Enrollment Authorization Form to the Administrator. The initial investment fee does not apply to shareholders of record.

Investors:

After receiving a copy of this Prospectus, investors may apply for enrollment in the Plan by completing all required sections of the Initial Investment Form and sending it to the Agent. The Initial Investment Form must be accompanied by either an Authorization Form for Automatic Deductions of at least $25 per month for a minimum of 10 months, or an initial cash payment in the form of a check or money order made payable (in U.S. dollars) to First Chicago-AEP. The minimum amount for an initial cash investment is $250 and the amount cannot exceed $150,000 in a calendar year. A $10 initial investment fee will be deducted from the initial investment payment. Do not send cash or third party checks. No interest will be paid on investment amounts held by the Agent pending the purchase of shares.

If the Plan account will be in more than one name, all potential
Participants must sign the Initial Investment Form. The Agent reserves the right to limit or combine Plan accounts with identical taxpayer identification numbers and legal registrations.

Employees:

Full or part-time employees of the Company or any of its subsidiaries may apply for enrollment in the Plan by returning a completed Employee Enrollment Form which is available from the Security Owner Relations office at 1 Riverside Plaza, Columbus, Ohio 43215. No enrollment fees will be charged to employees. See also "Employee Participation" on page 15.

Enrollment Authorization Form:

Three options are shown on the Enrollment Authorization Form. The Participant must place an "X" in the appropriate box to indicate the investment intent. Options are (1) full reinvestment of dividends, (2) partial reinvestment of dividends (whereby the number of shares to receive cash dividends is indicated, and the dividends on all remaining shares are reinvested), and (3) voluntary cash payments only (no reinvested dividends). Under each of these options, the Participant may make voluntary cash payments at any time. The Participant may change reinvestment levels from time to time by submitting a revised Enrollment Authorization Form to the Agent.

Reinvestment of Dividends

Participants may elect full reinvestment, partial reinvestment and partial cash, or full cash payment of all dividends by completing the Enrollment Authorization Form as described above. If the Participant chooses partial reinvestment, the Participant needs to designate on the Enrollment Authorization Form the number of whole shares to receive cash dividends. Dividends paid on all of the Participant's other shares in the Plan will be reinvested.

Once a Participant elects full reinvestment, cash dividends paid on all AEP Common Stock registered in the Participant's name and/or held in the Participant's Plan account will be reinvested in additional shares of AEP Common Stock on the dividend payment date (Dividend Payment Investment Date). If the Participant has specified partial reinvestment, that portion of such dividend payment not reinvested will be sent to the Participant by check in the usual manner or directly deposited, if the Participant has elected the direct deposit option (see "Direct Deposit of Dividends Not Reinvested" below).

Direct Deposit of Dividends Not Reinvested. Through the Plan's direct deposit feature, Participants may elect to have any cash dividends not reinvested under the Plan paid by electronic funds transfer to the Participant's predesignated bank account. To receive such dividends by direct deposit, Participants must first complete and sign the Direct Deposit Authorization Form and return the form to the Agent. This form is not part of the Enrollment Authorization Form and must be specifically requested from the Agent.

Forms will be processed and will become effective promptly. Participants may change the designated account for direct deposit or discontinue this feature by written instruction to the Agent. If the Participant transfers shares or otherwise establishes a new account, a new Direct Deposit Authorization Form must be completed. If the Participant closes or changes a bank account number, a new Direct Deposit Authorization Form must be completed.

Initial Investments and Voluntary Cash Payments

Participants may make investments by personal check, money order, or automatic deduction from a predesignated account. Voluntary cash payments must be a minimum of $25 and may not exceed
$150,000 per calendar year. There is no obligation to make a voluntary cash payment at any time, and the amount of such payments may vary.

Investment Dates for Initial Investments and Voluntary Cash
Payments:

Initial investments and voluntary cash payments received by the Agent will be invested as soon as practicable; but in any event, such investments will be invested not later than five business days after they are received by the Agent (Voluntary Cash Investment Date). In order to be entitled to the next dividend to be paid, such investments must be received by the Voluntary Cash Investment Date which is prior to the ex-dividend date. The ex-dividend date is currently three business days prior to, and including, the record date, which record date historically has been on or about the 10th of February, May, August and November.

NO INTEREST WILL BE PAID ON AMOUNTS HELD BY THE AGENT PENDING
INVESTMENT.

Upon a Participant's written or telephone request received by the Agent no later than two business days prior to the Voluntary Cash Investment Date, a cash payment not already invested under the Plan will be cancelled or returned to the Participant, as appropriate. However, no refund of a check or money order will be made until the funds have been actually received and collected by the Agent. Accordingly, such refunds may be delayed.

Methods of Payments:

Check or Money Order. Voluntary cash payments may be made by check or money order payable in U.S. dollars to "First Chicago-AEP." Voluntary cash payments must be sent to the Agent together with the Transaction Form attached to each quarterly account statement or the transaction advice sent to Participants or with a letter indicating the account number and Company Code
(116). Participants should also indicate the Plan account number on their check or money order. Additional Transaction Forms are available upon request from the Agent.

For initial cash investments, see "Enrollment Procedures --
Investors" on page 5.

Automatic Deduction from an Account. Participants may make automatic investments of a specified amount (up to $150,000 per calendar year) through an Automated Clearing House (ACH) withdrawal from a predesignated account at a U.S. bank or financial institution. To initiate automatic deductions, the Participant must complete and sign an Authorization Form for Automatic Deductions and return it to the Agent together with a voided blank check or savings account deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable; however, Participants should allow four to six weeks for their first investment to be initiated. Once automatic deductions are initiated, funds will be drawn from the Participant's account on either the 1st or 15th of each month, or both (as chosen by the Participant), or the next business day if either the 1st or the 15th is not a business day, and will normally be invested within five business days.

Participants may change or terminate automatic deductions by completing and submitting to the Agent a new Authorization Form for Automatic Deductions. When a Participant transfers shares or otherwise establishes a new account, an Authorization Form must be completed unique to that account. If the Participant closes or changes a bank account number, a new Authorization Form must be completed. To be effective with respect to a particular Voluntary Cash Investment Date, however, the new Authorization Form for Automatic Deductions must be received by the Agent at least six business days preceding the date the funds will be withdrawn.

Source and Price of Shares

If shares are purchased for the Plan on the open market, the Agent may, at its sole discretion, begin purchasing shares no earlier than three business days prior to any Investment Date and complete purchasing shares no later than 30 days after such date except where beginning at an earlier date is permissible, or where completion at a later date is necessary or advisable, under applicable federal regulatory and securities laws. The Agent will use its best efforts to cause all funds received by it to be applied to the purchase of shares within the above discussed time period. If such shares are purchased directly from the Company, such purchase shall take place on the Investment Date.

For an open market purchase, the purchase price for the AEP
Common Stock will be the average price, excluding brokers' commissions, paid by the Agent for all such shares purchased on the open market with respect to the Investment Date.

The price of shares of AEP Common Stock purchased directly from the Company will be the average of the daily high and low sales prices of AEP Common Stock (as published in The Wall Street Journal report of New York Stock Exchange -- Composite Transactions) for the period of five trading days ending on the Investment Date.

If both open market purchases and purchases directly from the Company are made with respect to any Investment Date, the price of the shares purchased will be the weighted average of both such prices.

The amount of the investment divided by the price per share will determine the number of shares credited to the Participant's account. All fractional shares are rounded to three decimal places.


Cost to Participants

An initial investment fee of $10 will be charged to all non-shareholders (except Company employees) who elect to participate in the Plan. Brokerage commissions and other expenses for shares purchased on the open market will be paid by the Company. These commissions will be considered as additional income to Participants for tax purposes and will be reported on year-end tax statements. There are no brokerage fees for shares purchased directly from the Company. The Participant does pay a service fee and brokerage commissions ($5.00 and approximately 12 cents a share) on shares that are sold through the Plan at the Participant's request.


INDIVIDUAL RETIREMENT ACCOUNT

Individuals may establish an IRA which invests in AEP Common Stock through the Plan by either (i) returning a completed IRA Enrollment Form and making an initial investment to the IRA of at least $250 or (ii) transferring funds having a fair market value of $250 on the enrollment date, from an existing IRA account, and by completing an IRA Enrollment Form and an IRA Transfer Form. These forms and a disclosure statement are available from the Agent. An annual fee of $35 will be charged by the Agent.


ACCOUNT MANAGEMENT

Once a Plan account is established, a Participant has several other options available to manage the account, including transfers, sales and certificate issuance. These options are detailed below.

Gift/Transfer of Shares

If a Participant wishes to transfer the ownership of all or part of the Participant's shares held under the Plan to a Plan account for another person, whether by gift, private sale or otherwise, the Participant may effect such transfer by mailing a properly completed Gift/Transfer Form, or an executed stock power, to the Agent. There is no initial investment fee charged to the recipient. Transfers of less than all of the Participant's shares must be made in whole share amounts. Requests for transfer are subject to the same requirements as the transfer of AEP Common Stock certificates, including the requirement of a medallion signature guarantee on the stock power or Gift/Transfer Form. Gift/Transfer Forms and Stock Power Forms are available upon request from the Agent. Share Transfer Forms are also attached to Plan statements and transaction advices.

Shares so transferred will continue to be held by the Agent under the Plan. An account will be opened in the name of the recipient, if he or she is not already a Participant, and such recipient will automatically be enrolled in the Plan. If the recipient is not already a registered shareholder or a Participant, the account will be enrolled under the full reinvestment option unless the donor specifies differently. The recipient may change the reinvestment election after the gift has been made as described under "Reinvestment of Dividends" above.

If a transfer involving all shares in a Participant's account is received after a record date but before the related dividend payment date, the transfer will be processed when received, and a cash dividend will be paid to the Participant. The Participant may return the dividend check as a voluntary cash payment.

The recipient will receive a statement showing the deposit of shares. Upon the Participant's request, the Agent will also send a non-negotiable gift certificate free of charge.

Direct Registration System/Broker-Dealer Accounts

AEP shareholders can add their broker/dealer account numbers to their book-entry accounts being maintained by First Chicago Trust for the electronic transfer of shares. The Agent (1-800-328-6955) will provide an Authorization to Provide Broker/Dealer Information Form. The Authorization, properly completed with the broker/dealer name, Depository Participant number and bank/broker account number, should be signed by all shareholders named in the registration on the account and returned to the Agent. The signature(s) on the Authorization should be guaranteed by the broker/dealer with a Medallion Guarantee.

Once the broker/dealer account number is added to the account, the shareholder may call or write the Agent and instruct them to deliver a specified number of whole shares to the account specified at the broker/dealer. Following a transfer, the Agent will provide the Participant with a statement confirming the movement of shares to the bank/broker and the share balance on the records of the Agent.

Sale of Shares

Participants may request the Agent to sell any number of whole shares held in their Plan accounts by completing the information on the bottom portion of their statement or by giving detailed written instructions to the Agent. Alternatively, the Participant may call 1-800-935-9330. This is an automated phone response system established by the Agent. The Agent will initiate the sale as soon as practicable after receiving the notification. Sales will be made for the Participant's account on the open market through a securities broker designated by the Agent. The Participant will receive the proceeds, less applicable service fee and brokerage commissions ($5.00 and approximately 12 cents per share). Proceeds of shares sold through the Plan will be paid to the Participant by check.

If instructions for the sale of all shares are received on or after an ex-dividend date, as set by the NYSE, but before the related dividend payment date, the sale will be processed as described above and a separate check for the dividend will be mailed following the dividend payment date. A request to sell all shares held in a Participant's account will be treated as a withdrawal from the Plan. See "Closing a Plan Account" below.

Certificates for Shares

Shares purchased and held under the Plan will be held in safekeeping by the Agent in its name or the name of its nominee. The number of shares (including fractional shares) upon which dividends are reinvested held for each Participant will be shown on each quarterly statement of account. Participants may obtain a new certificate for all or some of the whole shares of AEP Common Stock held in their Plan accounts by completing the information on the bottom portion of their statement or upon telephone or written request to the Agent. Any remaining whole or fractional shares will continue to be held by the Agent. Withdrawal of shares in the form of a certificate in no way affects dividend reinvestment on those shares (see "Reinvestment of Dividends" above). When issued, certificates for shares will be registered in the name in which the Plan account is maintained.

Except as described in "Gift/Transfer of Shares" above, shares of AEP Common Stock held by the Agent for a Participant's Plan account may not be pledged or assigned. A Participant who wishes to pledge or assign any such shares must request that a certificate for such shares be issued in the Participant's name.

Share Safekeeping

At the time of enrollment in the Plan, or at any later time, Participants may use the Plan's share safekeeping service to deposit any AEP Common Stock certificates in their possession with the Agent. Shares deposited will be transferred into the name of the Agent or its nominee and credited to the Participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. If a certificate issuance is later requested, a new, differently numbered certificate will be issued.

By using the Plan's share safekeeping service, Participants no longer bear the risk associated with loss, theft or destruction of AEP Common Stock certificates. Also, because shares deposited with the Agent are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner (see "Closing a Plan Account" below and "Sale of Shares" and "Gift/Transfer of Shares" above). There is no charge for this custodial service.

Participants who wish to deposit their AEP Common Stock certificates with the Agent must mail their request and their certificates to the Agent. The certificates should not be endorsed. To insure against loss resulting from mailing certificates, the Agent will provide mail insurance free of charge. To be eligible for certificate mailing insurance, an individual investor must observe the following guidelines. Certificates must be mailed in brown, pre-addressed return envelopes supplied by the Agent. Certificates mailed to the Agent will be insured for up to $25,000 current market value provided they are mailed first class. Participants should contact the Agent for information about sending certificates having a current market value in excess of $25,000. Individual investors must notify the Agent of any lost certificate claim within thirty (30) calendar days of the date the certificates were mailed. To submit a claim, an individual investor must be a Participant in the Plan or current holder of record of shares of AEP Common Stock. In the latter case, the claimant must enroll in the Plan at the time the insurance claim is processed. The maximum insurance protection provided is $25,000 and coverage is available only when the certificate(s) are sent to the Agent in accordance with the guidelines described above.

Insurance covers the replacement of shares of AEP Common Stock, but in no way protects against any loss resulting from fluctuations in the value of such shares from the time the individual mails the certificates until such time as replacement can be effected.

If the Participant does not use the brown pre-addressed envelope provided by the Agent, certificates mailed should be insured for possible mail loss for 2% of the market value (minimum of $20.00); this represents the Participant's replacement cost if the certificates are lost in transit to the Agent.

Closing a Plan Account

A Participant may close an account in the Plan at any time by completing the information on the bottom portion of the Plan statement or transaction advice or by giving telephone or written instructions to the Agent. Upon withdrawal from the Plan, a certificate for the whole shares held in the Plan for the Participant will be issued. Participants closing a Plan account will receive a check for the cash value of any fractional share. Alternatively, a Participant may specify in the withdrawal notice that all or a portion of whole shares be sold. The Agent will make the sale as soon as practicable after receipt of the withdrawal notice, and the Participant will receive a check for the proceeds, less a service fee and any applicable brokerage commissions.

If notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate check for the dividend will be mailed following the dividend payment date.

No voluntary cash payments may be made after participation in the Plan has been terminated. In order to initiate participation, the former Participant must re-enroll.

If a Participant disposes of all certificated shares of AEP Common Stock, the dividends on the shares credited to the Participant's Plan account, which are registered in the name of the Agent's nominee, will continue to be distributed as elected on the Enrollment Authorization Form until the Agent is notified that the Participant wishes to withdraw from the Plan.

Reports to Participants

Each Participant will receive a quarterly statement showing the amount invested, purchase price, the number of shares purchased, deposited, sold, transferred or withdrawn, total shares accumulated and other year-to-date information. The quarterly statement will indicate the shares held by the Agent for the Participant and other shares registered in the Participant's name upon which dividends are reinvested. Each Participant is responsible for retaining these statements in order to establish the cost basis of shares purchased under the Plan for tax purposes. Duplicate statements for open accounts will be available from the Agent. However, charges may be assessed for statements for closed accounts.

Each Participant will be sent the same communications sent to all other registered holders of shares of AEP Common Stock, including the Company's annual report to shareholders, a notice of the annual meeting and accompanying proxy statement. In addition, each Participant will receive an Internal Revenue Service information return for reporting dividend income received and/or shares sold, if so required.

All notices, statements and reports from the Agent to a Participant will be addressed to the Participant at the latest address of record with the Agent. Therefore, Participants must promptly notify the Agent of any change of address. Failure to do so may result in escheatment of the account to the state of the last known address of the Participant, in accordance with applicable state laws.


FEDERAL INCOME TAX INFORMATION

The Company believes the following is an accurate summary of the tax consequences of participation in the Plan as of the date of this Prospectus. This summary may not reflect every possible situation that could result from participation in the Plan, and, therefore, Participants in the Plan are advised to consult their own tax advisor with respect to the tax consequences (including federal, state, local and other tax laws and U.S. tax withholding laws) applicable to their particular situation.

Taxable Income and Tax Basis

Reinvested Dividends. In the case of reinvested dividends, when the Agent acquires shares for a Participant's account directly from the Company, the Participant must include in gross income a dividend equal to the number of shares purchased with the Participant's reinvested dividends multiplied by the fair market value of AEP Common Stock on the relevant dividend payment date. The fair market value is based on 100% of the average of the high and low market prices on the dividend payment date. The Participant's tax basis in those shares will also equal the fair market value of the shares on the relevant dividend payment date.

Alternatively, when the Agent purchases AEP Common Stock for a Participant's account on the open market with reinvested dividends, a Participant must include in gross income an amount equal to the cash dividends reinvested plus that portion of any brokerage commissions paid by the Company which are attributable to the purchase of the Participant's shares. The Participant's tax basis in Plan shares will be equal to the purchase price plus allocable brokerage commissions.

Voluntary Cash Payments. In the case of the shares purchased on the open market with voluntary cash payments, shareholders will be in receipt of a dividend to be included in gross income to the extent of any brokerage commissions paid by the Company. The Participant's tax basis in the shares acquired with voluntary cash payments will be the cost of the shares to the Agent plus an allocable share of any brokerage commissions paid by the Company. The initial investment fee may be deductible by Participants who itemize deductions, subject to limitations provided under the Internal Revenue Code.

The above rules are based on an Internal Revenue Service (IRS) ruling the Company obtained with respect to the Plan. These rules may not be applicable to certain Participants in the Plan, such as tax-exempt entities (e.g., IRA accounts and pension funds) and foreign shareholders. These particular Participants should consult their own tax advisors concerning the tax consequences applicable to their situation.

Gain/Loss Recognition. A Participant will not realize any taxable income when a certificate is received for whole shares credited to the account, either upon request for such certificates or upon withdrawal from or termination of the Plan. However, a gain or loss will be recognized by the Participant when whole shares acquired under the Plan are sold or exchanged -- either by the Agent at the Participant's request when withdrawing from the Plan or by the Participant's own action after withdrawal from or termination of the Plan. The Participant also will recognize gain or loss when receiving a cash payment for a fractional share credited to the account upon withdrawal from or termination of the Plan. The amount of the gain or loss will be the difference between the amount of cash received for the shares or fractional shares and the tax basis of those shares.

Information Returns

Each Participant will receive a Form 1099-DIV at the end of each year, or shortly thereafter, which provides the amount of dividend income that is reportable to the IRS, including, where applicable, an amount for brokerage commissions paid on the Participant's behalf, and an adjustment to reflect the difference between fair market value price and purchase price with respect to shares purchased from the Company with reinvested dividends.

A Form 1099-B will be provided to Participants who sold shares through the Plan.

A copy of each information return is also furnished to the IRS.

Withholding Provisions

Federal law requires the Agent to withhold an amount (currently 31%) from the amount of dividends and the proceeds of any sale of shares for a Participant if: (i) that Participant fails to certify to the Agent that the Participant is not subject to backup withholding, (ii) that Participant fails to certify that the taxpayer identification number provided is correct or (iii) the IRS notifies the Company that the Participant is subject to backup withholding. The withheld amounts will be deducted from the amount of dividends and the remaining amount will be reinvested. The withheld amounts also will be deducted from the proceeds of any sale of shares and the remaining amount will be sent to the Participant.

In the case of those foreign shareholders whose dividends are subject to United States income tax withholding, the amount of tax to be withheld will be deducted from the amount of dividends and the remaining amount of dividends will be reinvested. In the case of those foreign shareholders whose sale proceeds are subject to withholding, the amount of tax to be withheld will be deducted from the proceeds of the sale of shares.


EMPLOYEE PARTICIPATION

Rights of Employees Under the Plan. Employees have the same rights under the Plan, and are governed by the same terms and limitations, as shareholders of the Company, except that employees (i) may enroll in the Plan to purchase shares with voluntary cash payments without paying an enrollment fee and (ii) may arrange with their employers to make such voluntary cash payments through regular payroll deductions. Voluntary cash payments by employees, including payroll deductions, have a minimum investment of $5.00 and may not exceed $150,000 per calendar year.

Enrollment. An employee may enroll in the Plan at any time to purchase shares of AEP Common Stock with voluntary cash payments by completing an Employee Enrollment Card and returning it to the appropriate Human Resources Department. Employee Enrollment Cards and withholding authorization forms may be obtained from the Human Resources Department or administrator of the employee's company or by request to the Shareholder Relations Department, American Electric Power Service Corporation, 1 Riverside Plaza, Columbus, Ohio 43215. If an employee elects to make voluntary cash payments directly to the Agent and does not authorize payroll deductions, the Enrollment Card must be accompanied by a check or money order for the initial payment.

Employees who, as record holders of AEP Common Stock, are already participating in the Plan do not need to complete an Employee Enrollment Card; however, they must complete a withholding authorization form if they wish to make voluntary cash payments through payroll deductions. Any employee who is or becomes a holder of record of AEP Common Stock may obtain from the Agent and execute a shareholder Enrollment Authorization Form in order to provide for the reinvestment of cash dividends on those shares.

Payroll Deductions. An employee may authorize the deduction of a specified whole dollar amount from each month's pay. The minimum monthly deduction is $5. Once authorized, payroll deductions will continue until changed or terminated by the employee.

An employee may change the amount of a payroll deduction or terminate payroll deductions by giving written notice to the employer's Human Resources Department or administrator.
Employees should allow at least 15 days' processing time prior to the end of the pay period in which the deduction is made for any change or termination to become effective. Employees may terminate payroll deductions without withdrawing from the Plan and continue to invest by making voluntary cash payments directly to the Agent.

Withdrawal From the Plan. In order to withdraw from the Plan, Employee-Participants must notify the Agent by telephone or in writing of their intent to withdraw, and employees making voluntary cash payments through payroll deductions must also notify their employer of such intent to withdraw.

If an Employee-Participant ceases to be employed by an American Electric Power System company, the Agent will continue dividend distribution as elected for the account on the shares credited to the Participant's Plan account until the Participant withdraws from the Plan. Participation in the Plan may continue as long as there are shares credited to the Participant's Plan account or registered in the Participant's name.


OTHER INFORMATION

Stock Split, Stock Dividend or Rights Offering. Any stock dividends or split shares of AEP Common Stock distributed by the Company on shares held by the Agent for a Participant's
Plan account or held by the Participants in the form of stock certificates will be added to the Participant's account.

In the event of a rights offering, the Participant will receive rights based upon the total number of whole shares owned, that is, the total number of shares registered in the Participant's name and the total number of whole shares held in the Participant's Plan account.

Preemptive Rights. Holders of AEP Common Stock have the right to purchase a pro rata number of any newly issued shares offered by the Company for cash, at a price not less favorable than the price at which such shares are offered for sale to others, but this right does not apply to a public offering, direct or through underwriters, or to an offering approved by holders of a majority of the outstanding shares of AEP Common Stock. At the 1994 annual meeting of the Company's shareholders, the shareholders approved the issuance and sale of new shares of AEP Common Stock for Participants in the Plan without limitations on, among other things, the maximum dollar amount of voluntary cash payments which may be made by Plan Participants, subject to the terms of the Plan.

Voting of Plan Shares. For each meeting of shareholders, a Participant will receive a proxy for the total number of whole shares held -- both the shares registered in the Participant's name directly and those credited to the Participant's Plan account. Fractions of shares will not be voted. If the proxy is not returned, or if it is returned unsigned, none of the shares will be voted unless the Participant votes in person.

Limitation of Liability. Neither the Company nor the Agent (nor any of their respective agents, representatives, employees, officers, directors or subcontractors) will be liable in administering the Plan for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising from failure to terminate a Participant's account upon such Participant's death, or with respect to the prices or times at which shares are purchased or sold for Participants. The foregoing does not represent a waiver of any rights a Participant may have under applicable securities laws.

NEITHER THE COMPANY NOR THE AGENT CAN ASSURE A PROFIT OR PROTECT
AGAINST A LOSS ON SHARES PURCHASED UNDER THE PLAN.

Change or Termination of Plan

The Company reserves the right to modify the Plan (consistent with any applicable shareholder resolutions and subject to any requisite authorization or approval by regulatory agencies having jurisdiction), or to suspend or terminate the Plan, at any time. All Participants will be sent notice of any such action. Any such modification, suspension or termination will not, of course, affect previously executed transactions. The Company also reserves the right to adopt, and from time to time to change, such administrative rules and regulations (not inconsistent in substance with the basic provisions of the Plan then in effect) as it deems desirable or appropriate for the administration of the Plan. The Agent reserves the right to resign at any time upon reasonable written notice to the Company.


USE OF PROCEEDS

The Company has no basis for estimating precisely either the number of shares of AEP Common Stock that ultimately may be sold pursuant to the Plan, or the prices at which such shares will be sold. However, the Company proposes to use the net proceeds from the sale of shares of AEP Common Stock by the Company pursuant to the Plan, when and as received, to pay at maturity unsecured debt of the Company outstanding at the time, to make, subject to the receipt of any necessary authorizations from regulatory agencies, additional investments in AEP Common Stock equities of subsidiaries of the Company, and for other corporate purposes.


EXPERTS

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon such reports of such firm given upon their authority as experts in accounting and auditing.


INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article 7, Sections 721-725 of the New York Business Corporation Law and the Company's By-Laws provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933 (the 1933 Act). In addition, the Company has purchased insurance, as permitted by Section 726 of the same New York statute, on behalf of directors, officers, employees or agents, which may cover liabilities under the 1933 Act.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                  FOR ASSISTANCE CONCERNING THE PLAN ...

Correspondence concerning the Plan:

     First Chicago Trust Company of New York
     AEP Dividend Reinvestment Plan
     P. O. Box 2521
     Jersey City, New Jersey  07303-2521

Voluntary cash investments of checks or money orders should be mailed to:

     First Chicago Trust Company of New York
     Dividend Reinvestment Plans
     P. O. Box 13531
     Newark, New Jersey  07188-0001

Indicate American Electric Power Company, Inc. and account number if applicable, in all correspondence.

Telephone:

First Chicago Trust Company of New York: 1-800-328-6955. An automated phone system is available 24 hours a day, 7 days a week. Customer service representatives are available from 8:30 a.m. to 7:00 p.m. Eastern time each business day.

Non-shareholder requests for information about the Plan:
1-800-955-4740, 24 hours a day.

Sale of Plan shares and issuance of stock certificates:
1-800-935-9330. This is an automated phone system available from 8:00 a.m. to 10:00 p.m. Eastern time on business days and 8:00 a.m. to 10:00 p.m. Eastern time on Saturdays and most holidays.

TDD: 1-201-222-4955 Telecommunications Device for the hearing impaired.

Foreign Language Translation Service for more than 140 foreign languages is available.

Internet: Messages forwarded on the Internet will be responded to within one business day. The First Chicago Trust Internet address is "http://www.fctc.com". The Company's Internet address is "http://www.aep.com".

E-Mail:  First Chicago Trust's E-mail address is
"fctc@em.fcnbd.com".

If you wish to contact the Company directly, you may write to:

     American Electric Power Company, Inc.
     Shareholder Relations Department
     1 Riverside Plaza
     Columbus, Ohio  43215
     The telephone number is 1-800-AEPCOMP (1-800-237-2667).

         THIS PROSPECTUS SHOULD BE RETAINED FOR FUTURE REFERENCE.

             TABLE OF CONTENTS

                                  Page

Documents Incorporated by Reference 2
The Company . . . . . . . . . . . . 3
Description of the Plan . . . . . . 3
  Purpose . . . . . . . . . . . . . 3
  Advantages to Participants  . . . 3
  Administration  . . . . . . . . . 4
  Eligibility . . . . . . . . . . . 4  Dividend Reinvestment and
  Enrollment Procedures . . . . . . 5
  Reinvestment of Dividends . . . . 6  Direct Stock Purchase Plan
  Initial Investments and Voluntary
    Cash Payments . . . . . . . . . 7
  Source and Price of Shares  . . . 8
  Cost to Participants  . . . . . . 9
Individual Retirement Account . . . 9
Account Management  . . . . . . . . 9
  Gift/Transfer of Shares . . . . . 9
  Direct Registration System/
    Broker-Dealer Accounts  . . . .10
  Sale of Shares  . . . . . . . . .10  Prospectus - June __, 1997
  Certificates for Shares . . . . .11
  Share Safekeeping . . . . . . . .11
  Closing a Plan Account  . . . . .12
  Reports to Participants . . . . .13
Federal Income Tax Information  . .13
  Taxable Income and Tax Basis  . .13
  Information Returns . . . . . . .14
  Withholding Provisions  . . . . .15
Employee Participation  . . . . . .15
Other Information . . . . . . . . .16    American Electric Power
Use of Proceeds . . . . . . . . . .18         Company, Inc.
Experts . . . . . . . . . . . . . .18      1 Riverside Plaza
Indemnification for Securities Act       Columbus, Ohio  43215
  Liabilities . . . . . . . . . . .18
For Assistance Concerning the Plan 19

                            PART II.

             INFORMATION NOT REQUIRED IN PROSPECTUS.


Item 15.  Indemnification of Directors and Officers.

      Article 7, Sections 721-725 of the New York Business Corporation Law and the Company's By-Laws provide for indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the 1933 Act. In addition, the Company has purchased insurance, as permitted by Section 726 of the same New York statute, on behalf of directors, officers, employees or agents, which may cover liabilities under the 1933 Act.


Item 16.  Exhibits.

      Reference is made to the information contained in the
Exhibit Index filed as part of this Post-Effective Amendment.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, and State of Ohio, on the 20th day of June, 1997.


                             American Electric Power Company, Inc.

                             By:  G. P. Maloney, Vice President*


      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registrant's registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature                        Title                 Date
   ---------                        -----                 ----

(i) Principal Executive Officer:

   E. Linn Draper, Jr.      Chairman of the Board
                            and Chief Executive
                            Officer                  June 20, 1997

(ii) Principal Financial Officer:

   G. P. Maloney
   (G. P. Maloney)          Vice President           June 20, 1997

(iii) Principal Accounting Officer:

   P. J. DeMaria*           Controller               June 20, 1997

(iv) A Majority of the Directors:

   P. J. DeMaria*
   John P. DesBarres*
   E. Linn Draper, Jr.*
   Robert M. Duncan*
   Robert W. Fri*
   Lester A. Hudson, Jr.*
   G. P. Maloney*
   Leonard J. Kujawa*
   G. P. Maloney*
   Angus E. Peyton*
   Donald G. Smith*
   Linda Gillespie Stuntz*
   Morris Tanenbaum*

*By:_______/s/_G._P._Maloney________
(G. P. Maloney, as Attorney-in-Fact)                 June 20, 1997

                          EXHIBIT INDEX

      Certain of the following exhibits, designated with an asterisk (*), are filed herewith. Certain of the following exhibits, designated with a dagger (+), previously have been filed with this registration statement. The exhibits not so designated have heretofore been filed with the Commission and, pursuant to 17 C.F.R. <Section> 201.24 and <Section> 230.411, are incorporated herein by reference to the documents indicated in brackets following the descriptions of such exhibits.

Exhibit
Number                                  Description
-------                                 -----------

  4(a)     --    Copy of Restated Certificate of Incorporation of
                 the Company, dated April 26, 1978.  [Registration
                 Statement No. 2-62778, Exhibit 2(a)].

  4(b)     --    Copy of Certificate of Amendment of the Restated
                 Certificate of Incorporation of the Company, dated
                 April 23, 1980. [Post-Effective Amendment No. 2 to Registration Statement No. 33-1052, Exhibit
                 4(b)].

  4(c)     --    Copy of Certificate of Amendment of the Restated
                 Certificate of Incorporation of the Company, dated
                 April 28, 1982. [Post-Effective Amendment No. 2 to Registration Statement No. 33-1052, Exhibit
                 4(c)].

  4(d)     --    Copy of Certificate of Amendment of the Restated
                 Certificate of Incorporation of the Company, dated
                 April 25, 1984. [Post-Effective Amendment No. 2 to Registration Statement No. 33-1052, Exhibit
                 4(d)].

  4(e)     --    Copy of Certificate of Change of the Restated
                 Certificate of Incorporation of the Company, dated
                 July 5, 1984.  [Post-Effective Amendment No. 2 to
                 Registration Statement No. 33-1052, Exhibit 4(e)].

  4(f)     --    Copy of Certificate of Amendment of the Restated
                 Certificate of Incorporation of the Company, dated
                 April 27, 1988. [Post-Effective Amendment No. 2 to Registration Statement No. 33-1052, Exhibit
                 4(f)].

 *4(g)     --    Copy of Certificate of Amendment of the Restated
                 Certificate of Incorporation of the Company, dated
                 April 23, 1997.

 *4(h)     --    Composite copy of the Restated Certificate of
                 Incorporation of the Company, as amended.

 *4(i)     --    Copy of By-Laws of the Company, as amended through
                 April 23, 1997.

 +5        --    Opinion of counsel as to the legality of the
                 securities being registered.

 +8(a)     --    Opinion of counsel re tax matters.

 +8(b)     --    Copy of Internal Revenue Service determination
                 letter, dated August 4, 1986, with respect to the Plan (included in Exhibit 8(a) as previously filed).

+23(a)     --    Consent of Deloitte & Touche LLP, dated December
                 15, 1994.

*23(b)     --    Consent of Deloitte & Touche LLP, dated June 20,
                 1997.

+24(b)     --    Consent of William C. Harvey.

+24(c)     --    Consent of Earl Goldhammer (included in Exhibit
                 8(a) as previously filed).

+25(a)     --    Powers of attorney.

*25(a)(i)  --    Powers of attorney.

+25(b)     --    Resolutions of the Board of Directors of the
                 Company.

*25(c)     --    Resolutions of the Board of Directors of the
                 Company.

 28        --    Copy of Agreement, dated as of February 8, 1977,
                 between the Company and Morgan Guaranty Trust
                 Company of New York, now known as First Chicago
                 Trust Company of New York.  [Registration
                 Statement No. 2-61009, Exhibit 1(a)].

                                                       Exhibit 4(g)


                    CERTIFICATE OF AMENDMENT
                             OF THE
                  CERTIFICATE OF INCORPORATION
                               OF
              AMERICAN ELECTRIC POWER COMPANY, INC.
        Under Section 805 of the Business Corporation Law


     The undersigned, being respectively the Vice President and Assistant Secretary of American Electric Power Company, Inc., hereby certify that:

     1.  The name of the corporation is AMERICAN ELECTRIC POWER
COMPANY, INC. The name under which the corporation was formed is American Gas and Electric Company.

     2. The certificate of consolidation forming the corporation was filed by the Department of State on February 18, 1925.

     3.(A) The certificate of incorporation of the corporation, as heretofore amended, is hereby amended pursuant to sections 702 and 801(b)(14) of the Business Corporation Law, to delete the first sentence of paragraph 5, which provides for the minimum and maximum number of directors of the corporation.

     (B) Paragraph 5 of the certificate of incorporation of the corporation, as heretofore amended, is hereby amended to read as follows:

           5. Directors shall hold office after the expiration of their terms until their successors are elected and have qualified. Directors need not be stockholders.

     4. The manner in which this amendment to the certificate of incorporation of the corporation, as heretofore amended, was authorized was by the (i) unanimous affirmative vote of the Board of Directors of the corporation at its meeting duly called and held on the 26th day of February, 1997, a quorum being present, and (ii) affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at the annual meeting of shareholders of the corporation duly called and held on the 23rd day of April, 1997, a quorum being present.

     IN WITNESS WHEREOF, the undersigned have signed this certificate this 23rd day of April, 1997, and do affirm the contents to be true under the penalties of perjury.

                                   /s/ G. P. Maloney
                                   ------------------------
                                   G. P. Maloney
                                   Vice President


                                   /s/ John F. Di Lorenzo, Jr.
                                   -------------------------
                                   John F. Di Lorenzo, Jr.
                                   Assistant Secretary

                                                     Exhibit 4(h)

              RESTATED CERTIFICATE OF INCORPORATION
                               OF
              AMERICAN ELECTRIC POWER COMPANY, INC.
        Under Section 807 of the Business Corporation Law


    1.  The name of the corporation shall be AMERICAN ELECTRIC
POWER COMPANY, INC.

    2.  The purposes for which the corporation is formed are:

        (a) To acquire, hold and dispose of the stock, bonds, notes, debentures and other securities and obligations (hereinafter called "securities") of any person, firm, association, or corporation, private, public or municipal, or of any body politic, including, without limitation, securities of electric and gas utility companies; and while the owner of such securities, to possess and exercise in respect thereof all the rights, powers and privileges of ownership thereof, including voting power;

        (b) To aid in any manner permitted by law any person, firm, association or corporation in whose securities the corporation may be interested, directly or indirectly, and to do any other act or thing permitted by law for the preservation, protection, improvement or enhancement of the value of such securities or the property represented thereby or securing the same or owned, held or possessed by such person, firm, association or corporation;

        (c) To acquire, construct, own, maintain, operate and dispose of real or personal property used or useful in the business of an electric utility company or gas utility company and such other real or personal property as may be permitted by law; and

        (d) To do everything necessary, proper, advisable or convenient for the accomplishment of the foregoing purposes, and to do all other things incidental to them or connected with them that are not forbidden by law or by this certificate of incorporation.

    3. The city and county in which the office of the corporation is to be located are the City and County of New York.

    4.1. The aggregate number of shares which the corporation is authorized to issue is 300,000,000 shares of Common Stock of the par value of $6.50 each.

    4.2. Each share of the Common Stock shall be equal in all respects to every other share of the Common Stock. Every holder of record of the Common Stock shall have one vote for each share of Common Stock held by him for the election of directors and upon all other matters; provided, however, that at all elections of directors by stockholders each holder of record of shares of the Common Stock then entitled to vote, shall be entitled to as many votes as shall equal the number of votes which (except for this provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of Common Stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or any two or more or them, as he may see fit, which right, when exercised, shall be termed cumulative voting.

    4.3. The corporation may, at any time and from time to time, issue and dispose of any of the authorized and unissued shares of the Common Stock for such consideration as may be fixed by the Board of Directors, subject to any provisions of law then applicable, and subject to the provisions of any resolutions of the stockholders of the corporation relating to the issue and disposition of such shares.

    4.4. Upon any issuance for money or other consideration of any stock of the corporation, or of any securities convertible into any stock of the corporation, of any class whatsoever which may be authorized from time to time, no holder of stock of any kind shall have any preemptive or other right to subscribe for, purchase or receive any proportionate or other share of the stock or securities so issued, but the Board of Directors may dispose of all or any portion of such stock or securities as and when it may determine free of any such rights, whether by offering the same to stockholders or by sale or other disposition as the Board of Directors may deem advisable; provided, however, that if the Board of Directors shall determine to issue and sell any shares of Common Stock (including, for the purposes of this paragraph, any security convertible into Common Stock, but excluding shares of Common Stock and securities convertible into Common Stock theretofore reacquired by the corporation after having been duly issued, and excluding shares of Common Stock and securities convertible into Common Stock issued to satisfy conversion or option rights theretofore granted by the corporation) solely for money and other than by:

        (i)  a public offering thereof, or

        (ii) an offering thereof to or through underwriters or dealers who shall agree promptly to make a public offering thereof, or

        (iii) any other offering thereof which shall have been authorized or approved by the affirmative vote, cast in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote at the stockholders' meeting at which action shall have been taken with respect to such other offering, such shares of Common Stock shall first be offered pro rata, except that the corporation shall not be obligated to offer or to issue any fractional interest in a full share of Common Stock, to the holders of record of the then outstanding shares of Common Stock (excluding outstanding shares of Common Stock held for the benefit of holders of scrip certificates or other instruments representing fractional interests in a full share of Common Stock) upon terms which, in the judgment of the Board of Directors of the corporation, shall be not less favorable (without deduction of such reasonable compensation for the sale, underwriting or purchase of such shares by underwriters or dealers as may lawfully be paid by the corporation) to the purchaser than the terms upon which such shares are offered to others than such holders of Common Stock; and provided that the time within which such preemptive rights shall be exercised may be limited to such time as to the Board of Directors may seem proper, not less, however, than fourteen (14) days after the mailing of notice that such preemptive rights are available and may be exercised.

    5. Directors shall hold office after the expiration of their terms until their successors are elected and have qualified.
Directors need not be stockholders.

    6. To the fullest extent permitted by the New York Business Corporation Law as it exists on the date hereof or as it may hereafter be amended, no director of the corporation shall be liable to the corporation or its stockholders for damages for any breach of duty as a director. Any repeal or modification of the foregoing sentence by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

    7.1.(A) In addition to any affirmative vote required by law or this certificate of incorporation (any other provision of this certificate of incorporation notwithstanding), and except as otherwise expressly provided in paragraph 7.2:

        (1) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

        (2) any sale, lease, license, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $100,000,000 or more; or

        (3) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder having an aggregate Fair Market Value of $100,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the corporation or any Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate) from the corporation or a Subsidiary; or

        (4) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

        (5) any reclassification of securities (including any reverse stock split), or recapitalization or reorganization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries, or any self tender offer for or repurchase of securities of the corporation by the corporation or any Subsidiary or any other transaction (whether of not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

    shall require the affirmative vote of the holders of at least
    (i) seventy-five per centum of the combined voting power of the then issued and outstanding capital stock of all classes and series of the corporation having voting powers (the "Voting Stock"), voting together as a single class, and (ii) a majority of the combined voting power of the then issued and outstanding Voting Stock beneficially owned by persons other than such Interested Stockholder, voting together as a single class, given at any annual meeting of stockholders or at any special meeting called for that purpose. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any other provision of this certificate of incorporation or in any agreement with any national securities exchange or otherwise.

        (B) The term "Business Combination" as used herein shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of sub-paragraph (A) of this paragraph 7.1.

    7.2. The provisions of paragraph 7.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law, any other provision of this certificate of incorporation, and any agreement with any national securities exchange, if all of the conditions specified in either of the following sub-paragraphs (A) or (B) are met:

        (A) The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).

        (B)  All of the following conditions shall have been met:

            (1) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following (it being intended that the requirements of this clause
        (1) shall be required to be met with respect to every share of outstanding Common Stock, whether or not the Interested Stockholder has previously acquired any shares of Common Stock):

                (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of Common Stock acquired by it (x) within the five-year period immediately prior to the first public announcement of the terms of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

                (ii) the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to herein as the "Determination Date"), whichever is higher; and

                (iii) an amount which bears the same or greater percentage relationship to the Fair Market Value per share of Common Stock on the Announcement Date as the highest per share price determined in clause
            (B)(1)(i) above bears to the Fair Market Value per share of Common Stock on the date of the commencement of the acquisition of the Common Stock by such Interested Stockholder.

            (2) The aggregate amount of cash and the Fair Market Value as of the Consummation Date of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause
        (2) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock):

                (i) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class or series of Voting Stock acquired by it (x) within the five-year period immediately prior to the Announcement Date or
            (y) in the transaction in which it became an Interested Stockholder, whichever is higher;

                (ii)  the Fair Market Value per share of such
            class or series of Voting Stock on the Announcement
            Date or on the Determination Date, whichever is higher;

                (iii) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary; and

                (iv) an amount which bears the same or greater percentage relationship to the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date as the highest per share price determined in clause (B)(2)(i) above bears to the Fair Market Value per share of such Voting Stock on the date of the commencement of the acquisition of such Voting Stock by such Interested Stockholder.

            (3) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration to be received by each holder of such class or series of Voting Stock shall be, at the option of such holder, either cash or the form used by the Interested Stockholder to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it prior to the Announcement Date. The price determined in accordance with clauses (1) and (2) of this sub-paragraph (B) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

            (4) After the Determination Date and prior to the Consummation Date:

                (i)  except as approved by a majority of the
            Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock of the corporation having a preference over the Common Stock as to dividends or upon liquidation; and

                (ii) there shall have been (x) no reduction in the quarterly rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such quarterly rate of dividends paid on such Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization, self tender offer for or repurchase of securities of the corporation by the corporation or any Subsidiary or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such quarterly rate is approved by a majority of the Disinterested Directors; and

                (iii) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or upon conversion of convertible securities acquired by it prior to becoming an Interested Stockholder or as a result of a pro rata stock dividend or stock split; and

                (iv) such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; and

                (v) such Interested Stockholder shall not have caused any material change in the corporation's business or capital structure, including, without limitation, the issuance of shares of capital stock of the corporation to any third party.

            (5) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended (the "Act"), and the rules and regulations thereunder (or any subsequent provisions replacing the Act, rules and regulations), shall be mailed by and at the expense of the Interested Stockholder to public stockholders of the corporation at least 30 days prior to the Consummation Date (whether or not such proxy or information statement is required to be mailed pursuant to the Act). The proxy or information statement shall contain at the front thereof in a prominent place (i) any recommendation as to the advisability (or inadvisability) of the Business Combination which a majority of the Disinterested Directors may choose to state, and (ii) if a majority of the Disinterested Directors so requests, the opinion of a reputable national investment banking firm as to the fairness (or not) of such Business Combination from the point of view of the remaining public stockholders of the corporation (such investment banking firm to be engaged solely on behalf of the remaining public stockholders, to be paid a reasonable fee for their services by the corporation upon receipt of such opinion, to be unaffiliated with such Interested Stockholder, and, to be selected by a majority of the Disinterested Directors).

            (6) The holders of all outstanding shares of Voting Stock not beneficially owned by the Interested Stockholder prior to the consummation of any Business Combination shall be entitled to receive in such Business Combination cash or other consideration for their shares of such Voting Stock in compliance with clauses (1), (2) and (3) of sub-paragraph (B) of this paragraph 7.2 (provided, however, that the failure of any such holders who are exercising their statutory rights to dissent from such Business Combination and receive payment of the fair value of their shares to exchange their shares in such Business Combination shall not be deemed to have prevented the condition set forth in this clause (6) from being satisfied).

    7.3. The following terms shall be deemed to have the meanings specified below:

        (A) The term "person" shall mean any individual, firm, corporation, group (as such term is used in Regulation 13D-G of the rules and regulations under the Act, as in effect on January 1, 1988) or other entity.

        (B) The term "Interested Stockholder" shall mean any person (other than the corporation, any Subsidiary or any pension, profit sharing, employee stock ownership, employee savings or other employee benefit plan, or any dividend reinvestment plan, of the corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan acting in such capacity) who or which:

            (1) is the beneficial owner, directly or indirectly, of more than five per centum of the combined voting power of the then outstanding Voting Stock; or

            (2) is an Affiliate of the corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than five per centum of the combined voting power of the then outstanding Voting Stock; or

            (3) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the five-year period immediately prior to the date in question beneficially owned by an Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended (or any subsequent provisions replacing such).

        (C) A person shall be deemed a "beneficial owner" of any Voting Stock:

            (1) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

            (2) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

            (3) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

        (D) For the purpose of determining whether a person is an Interested Stockholder pursuant to sub-paragraph (B) of this paragraph 7.3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of sub-paragraph (C) of this paragraph 7.3, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, exchange rights, warrants or options, or otherwise.

        (E) The term "Affiliate" of, or a person "affiliated" with, a specified person shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

        (F) The term "Associate" as used to indicate a relationship with any person shall mean (1) any corporation or organization (other than the corporation or a Subsidiary) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten per centum or more of any class or series of equity securities, (2) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, and (3) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

        (G) The term "Subsidiary" shall mean any corporation of which a majority of any class or series of equity security is owned, directly or indirectly, by the corporation or by a Subsidiary or by the corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in sub-paragraph (B) of this paragraph 7.3, the term "Subsidiary" shall mean only a corporation of which a majority of each class or series of equity security is owned, directly or indirectly, by the corporation.

        (H) The term "Fair Market Value" shall mean: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Act on which such stock is listed or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith, in each case with respect to any class or series of such stock, appropriately adjusted for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

        (I) In the event of any Business Combination in which the corporation is the survivor, the phrase "consideration other than cash to be received" as used in clauses (1) and
    (2) of sub-paragraph (B) of paragraph 7.2 shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

        (J) The term "Disinterested Director" shall mean any member of the Board of Directors of the corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and who was a member of the Board of Directors prior to the Determination Date, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of the total number of Disinterested Directors then on the Board of Directors.

        (K) References to "highest per share price" shall in each case with respect to any class or series of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any subdivision or reclassification of outstanding shares of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

    7.4. A majority of the Board of Directors of the corporation shall have the power and duty to determine for the purpose of these paragraphs 7.1 through 7.6, on the basis of information known to them after reasonable inquiry, whether a person is an Interested Stockholder. Once the Board of Directors has made a determination, pursuant to the preceding sentence, that a person is an Interested Stockholder, a majority of the total number of directors of the corporation who would qualify as Disinterested Directors shall have the power and duty to interpret all of the terms and provisions of these paragraphs 7.1 through 7.6, and to determine on the basis of information known to them after reasonable inquiry all facts necessary to ascertain compliance therewith, including, without limitation, (A) the number of shares of Voting Stock beneficially owned by any person, (B) whether a person is an Affiliate or Associate of another, (C) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $100,000,000 or more and (D) whether all of the applicable conditions set forth in sub-paragraph (B) of paragraph
7.2 have been met with respect to any Business Combination. Any determination pursuant to this paragraph 7.4 made in good faith shall be binding and conclusive on all parties.

    7.5. Nothing contained in these paragraphs 7.1 through 7.6 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    7.6. Notwithstanding any other provisions of this certificate of incorporation or the by-laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this certificate of incorporation or the by-laws of the corporation), the affirmative vote of the holders of at least (A) seventy-five per centum of the combined voting power of the then issued and outstanding Voting Stock, voting together as a single class, and (B) a majority of the combined voting power of the then issued and outstanding Voting Stock beneficially owned by persons other than an Interested Stockholder, voting together as a single class, given at any annual meeting of stockholders or at any special meeting called for that purpose, shall be required to amend, alter, change or repeal, or adopt any provisions inconsistent with, these paragraphs 7.1 through 7.6; provided, however, that the foregoing provisions of this paragraph 7.6 shall not apply to, and such vote shall not be required for, any such amendment, alteration, change, repeal or adoption approved by a majority of the disinterested Directors, and any such amendment, alteration, change, repeal or adoption so approved shall require only such vote, if any, as is required by law, any other provision of this certificate of incorporation or the by-laws of the corporation.

    8. The Secretary of State of the State of New York is hereby designated as the agent of the corporation upon whom any process in any action or proceeding against it may be served. The address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is: c/o CT Corporation System, 1633 Broadway, New York, N.Y. 10019.

                                                     Exhibit 4(i)














              AMERICAN ELECTRIC POWER COMPANY, INC.
           (Formerly American Gas & Electric Company)





                             BY-LAWS



















As Amended April 23, 1997

                                                        As of
                                                       4/23/97


            AMERICAN ELECTRIC POWER COMPANY, INC.
         (Formerly American Gas and Electric Company)


                           BY-LAWS


     Section 1. The annual meeting of the stockholders of the Company shall be held on the fourth Wednesday of April in each year, at an hour and place within or without the State of New York designated by the Board of Directors, or if not so fixed, at twelve o'clock noon at the office of the Company in the City of New York. (As amended October 30, 1963.)

     Section 2. Special meetings of the stockholders of the Company may be held upon call of the Board of Directors or of the Executive Committee, or of stockholders holding one-fourth of the capital stock, at such time and at such place within or without the State of New York as may be stated in the call and notice. (As amended July 26, 1989.)

     Section 3. Notice of time and place of every meeting of stockholders shall be mailed at least ten days previous thereto to each stockholder of record who shall have furnished a written address to the Secretary of the Company for the purpose. Such further notice shall be given as may be required by law. But meetings may be held without notice if all stockholders are present, or if notice is waived by those not present.

     Section 4. Except as otherwise provided by law, the holders of a majority of the outstanding capital stock of the Company entitled to vote at any meeting of the stockholders of the Company must be present in person or by proxy at such meeting of the stockholders of the Company to constitute a quorum. If, however, such majority shall not be represented at any meeting of the stockholders of the Company regularly called, the holders of a majority of the shares present or represented and entitled to vote thereat shall have power to adjourn such meeting to another time without notice other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. (As amended May 20, 1952.)

     Section 5. As soon as may be after their election in each year, the Board of Directors or the Executive Committee shall appoint three inspectors of stockholders' votes and elections to serve until the final adjournment of the next annual stockholders' meeting. If they fail to make such appointment, or if their appointees, or any of them, fail to appear at any meeting of stockholders, the Chairman of the meeting may appoint inspectors, or an inspector, to act at that meeting.

     Section 6. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or, if neither the Chairman of the Board nor the President is present, by a Vice President, and in his absence, by a Chairman to be elected at the meeting. The Secretary of the Company shall act as Secretary of such meetings, if present. (As amended January 23, 1979.)

     Section 7. The Board of Directors shall consist of such number of directors, not less than nine (9) nor more than seventeen (17), as shall be determined from time to time as herein provided. Directors shall be elected at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified. The number of directors to be elected at any annual meeting of stockholders shall, except as otherwise provided herein, be the number fixed in the latest resolution of the Board of Directors adopted pursuant to the authority contained in the next succeeding sentence and not subsequently rescinded. The Board of Directors shall have power from time to time and at any time when the stockholders are not assembled as such in an annual or special meeting, by resolution adopted by a majority of the directors then in office, or such greater number required by law, to fix, within the limits prescribed by this Section 7, the number of directors of the Company. If the number of directors is increased, the additional directors may, to the extent permitted by law, be elected by a majority of the directors in office at the time of the increase, or, if not so elected prior to the next annual meeting of stockholders, such additional directors shall be elected at such annual meeting. If the number of directors is decreased, then to the extent that the decrease does not exceed the number of vacancies in the Board then existing, such resolution may provide that it shall become effective forthwith, and to the extent that the decrease exceeds such number of vacancies such resolution shall provide that it shall not become effective until the next election of directors by the stockholders. If the Board of Directors shall fail to adopt a resolution which fixes initially the number of directors, the number of directors shall be twelve
(12). If, after the number of directors shall have been fixed by such resolution, such resolution shall cease to be in effect other than by being superseded by another such resolution, or it shall become necessary that the number of directors be fixed by these By-Laws, the number of directors shall be that number specified in the latest of such resolutions, whether or not such resolution continues in effect. (As amended April 23, 1997.)

     Section 8. Vacancies in the Board of Directors may be filled by the Board at any meeting.

     Section 9. Meetings of the Board of Directors shall be held at times fixed by resolution of the Board, or upon the call of the Executive Committee, the Chairman of the Board, or the President, and the Secretary or officer performing his duties shall give reasonable notice of all meetings of directors; provided, that a meeting may be held without notice immediately after the annual election at the same place, and notice need not be given of regular meetings held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all the directors are present, or if those not present waive notice either before or after the meeting. The number of directors necessary to constitute a quorum for the transaction of business shall be any number, which may be less than a majority of the Board but not less than one-third of its number, duly assembled at a meeting of such directors. Any one or more members of the Board or of any committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means constitute presence in person at a meeting. (As amended February 26, 1997.)

     Section 10. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate among its members an Executive Committee and one or more other committees, each consisting of three (3) or more directors, and each of which, to the extent provided in such resolution, shall have all the authority of the Board. However, no such committee shall have authority as to any of the following matters:

           (a) The submission to shareholders of any action as to which shareholders' authorization is required by law;

           (b) The filling of vacancies in the Board of Directors or in any committee;

           (c) The fixing of compensation of any director for serving on the Board or on any committee;

           (d) The amendment or repeal of these By-Laws or the adoption of new By-Laws; or

           (e) The amendment or repeal of any resolution of the Board which by its terms shall not be so amendable or repealable.

The Board of Directors shall have the power at any time to increase or decrease the number of members of any committee (provided that no such decrease shall reduce the number of members to less than three), to fill vacancies on it, to remove any member of it, and to change its functions or terminate its existence. Each committee may make such rules for the conduct of its business as it may deem necessary. A majority of the members of a committee shall constitute a quorum.

     The Board of Directors shall also have the power to designate or appoint at any time and from time to time one or more individuals who have acquired as a former director or officer of the Company substantial experience with the Company's affairs as an Honorary Director, such individual or individuals to meet with the Board of Directors, or certain of the directors, at the invitation of the Chairman of the Board, from time to time for the purpose of rendering advice to the Board of Directors or such directors with respect to the Company's affairs for such compensation as shall be payable to directors of the Company who are not serving, at the time in question, as officers or employees of the Company or of American Electric Power Service Corporation; provided, however, that under no circumstances shall such individual or individuals be authorized or empowered to participate in the management or direction of the affairs of the Company or to perform the functions of a director or officer of the Company (as each such term is defined by the provisions of Rule 70 promulgated by the Securities and Exchange Commission under the provisions of Section 17(c) of the Public Utility Holding Company Act of 1935, as such definition shall be in effect at any time in question) or any similar function. (As amended April 26, 1978.)

     Section 11. The Board of Directors, as soon as may be after the election each year, shall appoint one of their number Chairman of the Board and one of their number President of the Company, and shall appoint one or more Vice Presidents, a Secretary and a Treasurer, and from time to time shall appoint such other officers as they deem proper. The same person may be appointed to more than one office. (As amended January 23, 1979.)

     Section 12. The term of office of all officers shall be one year, or until their respective successors are elected but any officer may be removed from office at any time by the Board of Directors, unless otherwise agreed by agreement in writing duly authorized by the Board of Directors; and no agreement for the employment of any officer for a longer period than one year shall be so authorized.

     Section 13. The officers of the Company shall have such powers and duties as generally pertain to their offices, respectively, as well as such powers and duties as from time to time shall be conferred by the Board of Directors or the Executive Committee.

     Section 14. The stock of the Company shall be transferable or assignable only on the books of the Company by the holders, in person or by attorney, on the surrender of the certificate therefor. The Board of Directors may appoint such Transfer Agents and Registrars of stock as to them may seem expedient.

     Section 15. To the fullest extent permitted by law, the Company shall indemnify any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of the Company or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of the Company, or of any subsidiary or affiliate of the Company, or served any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, against all loss and expense including, without limiting the generality of the foregoing, judgments, fines (including excise taxes), amounts paid in settlement and attorneys' fees and disbursements actually and necessarily incurred as a result of such action or proceeding, or any appeal therefrom, and all legal fees and expenses incurred in successfully asserting a claim for indemnification pursuant to this Section 15; provided, however, that no indemnification may be made to or on behalf of any director, officer or employee if a judgment or other final adjudication adverse to the director, officer or employee establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

     In any case in which a director, officer or employee of the Company (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person's request the Board of Directors shall meet within sixty days thereof to determine whether such person is eligible for indemnification in accordance with the standard set forth above. Such a person claiming indemnification shall be entitled to indemnification upon a determination that no judgment or other final adjudication adverse to such person has established that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled. Such determination shall be made:

           (a) by the Board of Directors acting by a quorum consisting of directors who are not parties to the action or proceeding in respect of which indemnification is sought; or

           (b) if such quorum is unobtainable or if directed by such quorum, then by either (i) the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because such person is eligible for indemnification in accordance with the standard set forth above, or (ii) by the stockholders upon a finding that such person is eligible for indemnification in accordance with the standard set forth above. Notwithstanding the foregoing, a determination of eligibility for indemnification may be made in any manner permitted by law.

     To the fullest extent permitted by law, the Company shall promptly advance to any person made, or threatened to be made, a party to any action or proceeding (formal or informal), whether civil, criminal, administrative or investigative and whether by or in the right of the Company or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of the Company, or of any subsidiary or affiliate of the Company, or served any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, expenses incurred in defending such actions or proceedings, upon request of such person and receipt of an undertaking by or on behalf of such director, officer or employee to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification in accordance with the standard set forth above.

     The foregoing provisions of this Section 15 shall be deemed to be a contract between the Company and each director, officer or employee of the Company, or its subsidiaries or affiliates, and any modification or repeal of this Section 15 or such provisions of the New York Business Corporation Law shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any action or proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this Section 15 shall not be deemed exclusive of any other rights to which any director, officer or employee of the Company may now be or hereafter become entitled apart from this Section 15, under any applicable law including the New York Business Corporation Law. Irrespective of the provisions of this Section 15, the Board of Directors may, at any time or from time to time, approve indemnification of directors, officers, employees or agents to the full extent permitted by the New York Business Corporation Law at the time in effect, whether on account of past or future actions or transactions. Notwithstanding the foregoing, the Company shall enter into such additional contracts providing for indemnification and advancement of expenses with directors, officers or employees of the Company or its subsidiaries or affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be consistent with the provisions of the New York Business Corporation Law.

     As used in this Section 15, the term "employee" shall include, without limitation, any employee, including any professionally licensed employee, of the Company. Such term shall also include, without limitation, any employee, including any professionally licensed employee, of a subsidiary or affiliate of the Company who is acting on behalf of the Company.

     The indemnification provided by this Section 15 shall be limited with respect to directors, officers and controlling persons to the extent provided in any undertaking entered into by the Company or its subsidiaries or affiliates, as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect.

     If any action with respect to indemnification of directors or officers is taken by way of amendment to these By-Laws, resolution of the Board of Directors, or by agreement, then the Company shall give such notice to the stockholders as is required by law.

     The Company may purchase and maintain insurance on behalf of any person described in this Section 15 against any liability which may be asserted against such person whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section 15 or otherwise.

     If any provision of this Section 15 shall be found to be invalid or limited in application by reason of any law, regulation or proceeding, it shall not affect any other provision or the validity of the remaining provisions hereof.

     The provisions of this Section 15 shall be applicable to claims, actions, suits or proceedings made, commenced or pending after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. (As amended October 29, 1986.)

     Section 16. These By-Laws may be amended or added to at any meeting of the Board of Directors by affirmative vote of a majority of all of the directors, if notice of the proposed change has been delivered or mailed to the directors five days before the meeting, or if all the directors are present, or if all not present assent in writing to such change; provided, however, that the provisions of Section 7 relating to the number of directors constituting the Board of Directors may be amended only by the affirmative vote, in person or by proxy, of the holders of a majority of the outstanding shares of capital stock entitled to vote at any meeting of the stockholders of the Company; and provided further that the provisions of Section 7 other than those relating to the number of directors constituting the Board of Directors, and the provisions of this Section 16 may be amended or added to only by the affirmative vote, in person or by proxy, of the holders of two-thirds of the outstanding shares of capital stock entitled to vote at any meeting of the stockholders of the Company; and provided further, in the event of any such amendment or addition pursuant to vote by the stockholders of the Company, that such amendment or addition, or a summary thereof, shall have been set forth or referred to in the notice of such meeting. (As renumbered and amended October
29, 1986.)
                                                      Exhibit 23(b)

                  INDEPENDENT AUDITORS' CONSENT


      We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 33-01734 of American Electric Power Company, Inc. on Form S-3 of our reports dated February 25, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Deloitte & Touche LLP


Columbus, Ohio
June 20, 1997

                                                   Exhibit 25(a)(i)

                   AMERICAN ELECTRIC POWER COMPANY, INC.

                             POWER OF ATTORNEY

           Dividend Reinvestment and Direct Stock Purchase Plan


      The undersigned directors and officers of AMERICAN ELECTRIC POWER COMPANY, INC., a New York corporation (the "Company"), do hereby constitute and appoint E. LINN DRAPER, JR., G. P. MALONEY, ARMANDO A. PENA and BRUCE M. BARBER, and each of them, their attorneys-in-fact and agents, with power to act without the others, with full power of substitution and resubstitution, to execute for them, and in their names, in any and all of their capacities, any and all amendments to the Registration Statement in File No. 33-01734 as filed under the Securities Act of 1933, as amended, in connection with the Company's Dividend Reinvestment and Direct Stock Purchase Plan, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform every act and thing required or necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue thereof.

      IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 28th day of May, 1997.


/s/_P._J._DeMaria____________     /s/_Leonard_J._Kujawa___________
P. J. DeMaria            L.S.     Leonard J. Kujawa            L.S.

/s/_John_P._DesBarres________     /s/_G._P._Maloney_______________
John P. DesBarres        L.S.     G. P. Maloney                L.S.

/s/_E._Linn_Draper,_Jr.______     /s/_Angus_E._Peyton_____________
E. Linn Draper, Jr.      L.S.     Angus E. Peyton              L.S.

/s/_Robert_M._Duncan_________     /s/_Donald_G._Smith_____________
Robert M. Duncan         L.S.     Donald G. Smith              L.S.

/s/_Robert_W._Fri____________     /s/_Linda_G._Stuntz_____________
Robert W. Fri            L.S.     Linda G. Stuntz              L.S.

/s/_Lester_A._Hudson,_Jr.____     /s/_Morris_Tanenbaum____________
Lester A. Hudson, Jr.    L.S.     Morris Tanenbaum             L.S.

                                                     Exhibit 25(c)


                   AMERICAN ELECTRIC POWER COMPANY, INC.


      I, John F. DiLorenzo, Jr., Assistant Secretary of AMERICAN ELECTRIC POWER COMPANY, INC., HEREBY CERTIFY that the following constitutes a true and exact copy of resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at meetings of said Board duly and legally held on May 28, 1997, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded and that said resolutions are presently in full force and effect.

      Given under my hand this 20th day of June, 1997.

                                 /s/ John F. Di Lorenzo, Jr.
                                 ------------------------------
                                 Assistant Secretary

              AMERICAN ELECTRIC POWER COMPANY, INC.
                          May 28, 1997


           The Chairman stated that there has been a substantial increase in the number of companies offering direct purchase of their stock in light of recent releases by the Securities and Exchange Commission ("SEC"). The Chairman reminded the Board that the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan") is a significant, low-cost means of raising equity capital for the Company. He further stated that the Company receives numerous inquiries from potential shareholders con-cerning a direct share purchase program. Therefore, the Chairman stated that it would be appropriate at this time to amend the Plan to change the name of the Plan to the AEP Dividend Reinvestment and Direct Stock Purchase Plan and to allow investors to make initial purchases of Common Stock of the Company by making a minimum investment. The Chairman also recommended that the Plan be amended to (i) provide that participants may invest as often as weekly by making optional cash payments at any time in any amount up to a total of $150,000 per calendar year; (ii) provide that participants may establish an Individual Retirement Account ("IRA") within the Plan; and
(iii) incorporate technical changes in the administration of the Plan.

           The Chairman proposed that the Plan as heretofore amended be further amended and restated to adopt the above-described amendments.

           Thereupon, after full and thorough discussion on motion duly seconded, the following preamble and resolutions were unani-mously adopted:

                 WHEREAS, it is the intention of the Board of Directors that, effective July 1, 1997, the Company's Dividend Reinvestment and Stock Purchase Plan be amended and restated to (i) change the name of the Plan to the AEP Dividend Reinvestment and Direct Stock Purchase Plan; (ii) allow investors to make initial purchases of stock by making a $250 initial cash investment or by authorizing a minimum of ten (10) automatic monthly withdrawals of $25; (iii) provide that participants may invest as often as weekly by making optional cash payments of $25 or more at any time up to a total of $150,000 per calendar year; (iv) provide that participants may establish an Individual Retirement Account ("IRA") within the Plan; and (v) reflect certain technical changes in the administration of the Plan;

American Electric Power Company, Inc.
May 28, 1997
Page 2



                 NOW, THEREFORE, BE IT

                 RESOLVED, that the Plan be, and it hereby is, amended and restated to accomplish the foregoing objectives; and further

                 RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized to take such other action as they may deem necessary or desirable in order to carry into effect the purpose and intent of the foregoing resolution.

           The Chairman then stated that the adoption of the pro-posed amendments to the Plan would require the filing of a Post-Effective Amendment to the Registration Statement previously filed with the SEC relating to the Plan and a Power of Attorney appointing true and lawful attorneys to act in connection with the filing of such Post-Effective Amendment and any and all additional amendments to the Registration Statement.

           Thereupon, on motion duly made and seconded, the following resolution was adopted:

                 RESOLVED, that the proper officers of the Company be, and they hereby are, authorized and directed to file with the Securities and Exchange Commission ("SEC") a Post-Effective Amendment to the Registration Statement filed in File No. 33-01734 relating to the Plan, and such officers are further authorized to execute and file with the SEC such papers and documents including, but not limited to, additional amendments, supplements and exhibits to such Registration Statement as such officers may consider necessary or desirable, as counsel for this Company may advise, or as the SEC may require; and further

                 RESOLVED, that the execution of a Power of Attorney by certain of the officers and directors of the Company appointing E. Linn Draper, Jr.,
           G. P. Maloney, Bruce M. Barber and Armando A. Pena, or any of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney, is hereby authorized; and further

American Electric Power Company, Inc.
May 28, 1997
Page 3



                 RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

                 RESOLVED, that said Post-Effective Amendment to said Registration Statement and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.